Calculation of Filing Fee Tables

Form S-8

Vital Farms, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2020 Equity Incentive Plan, Common Stock, $0.0001 par value per share	Other	1,761,694	$34.57	$60,901,761.58	0.0001531	$9,324.06
2	Equity	2020 Employee Stock Purchase Plan, Common Stock, $0.0001 par value per share	Other	440,423	$29.39	$12,944,031.97	0.0001531	$1,981.73
	Total Offering Amounts					$73,845,793.55		$11,305.79
	Total Fee Offsets							–
	Net Fee Due							$11,305.79

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Vital Farms, Inc. (the “Registrant”) that become issuable under the Vital Farms, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”). The “Amount Registered” represents 1,761,694 additional shares of Common Stock reserved for future grant under the 2020 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2025 pursuant to the terms of the 2020 Plan. The 2020 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 Plan on January 1 of each year from January 1, 2021 through January 1, 2030, in an amount equal to the lesser of (a) 4% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (b) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the date of the increase. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $34.57 per share of common stock, which represents the average high and low sale prices of Common Stock as reported on The Nasdaq Global Market (“Nasdaq”) on May 1, 2025.
(2)
Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Vital Farms, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. The “Amount Registered” represents 440,423 additional shares of Common Stock reserved for issuance under the ESPP as a result of the automatic increase in shares reserved thereunder on January 1, 2025 pursuant to the terms of the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1 of each year from January 1, 2021 through January 1, 2030. The number of shares added each year will be equal to the lesser of: (a) 1% of the total number of shares of Common Stock outstanding on the last day of the calendar month before the date of the automatic increase; (b) 900,000 shares of Common Stock and (c) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the date of the increase. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” and estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $29.39 per share of common stock, which represents the average high and low sale prices of Common Stock as reported on Nasdaq on May 1, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.